EXHIBIT 2

Units for Convertible Notes are aggregate principal amounts in dollars.

Units for Purchase Price per Unit for Convertible Notes are dollars per face-value $1,000 aggregate principal amount.

Purchaser	Security	Date	Units	Purchase Price per Unit
Oaktree Opportunities Fund VIIIb Delaware, L.P.	Common Stock	9/21/2012	210,900	0.6676
Oaktree Opportunities Fund VIIIb Delaware, L.P.	Common Stock	9/21/2012	140,600	0.67
Oaktree Opportunities Fund VIIIb Delaware, L.P.	Common Stock	9/24/2012	105,450	0.8
Oaktree Opportunities Fund VIIIb Delaware, L.P.	Common Stock	9/24/2012	246,050	0.8457
Oaktree Opportunities Fund VIIIb Delaware, L.P.	Common Stock	9/25/2012	50,901	0.89†
Oaktree Opportunities Fund VIIIb Delaware, L.P.	Common Stock	9/26/2012	158,175	0.77
Oaktree Opportunities Fund VIIIb Delaware, L.P.	Common Stock	9/26/2012	101,935	0.7734
Oaktree Opportunities Fund VIIIb Delaware, L.P.	Common Stock	9/27/2012	70,300	0.8018
Oaktree Opportunities Fund VIIIb Delaware, L.P.	Common Stock	9/27/2012	123,025	0.7844

Oaktree Value Opportunities Fund Holdings, L.P.	Common Stock	9/21/2012	89,100	0.6676
Oaktree Value Opportunities Fund Holdings, L.P.	Common Stock	9/21/2012	59,400	0.67
Oaktree Value Opportunities Fund Holdings, L.P.	Common Stock	9/24/2012	44,550	0.8
Oaktree Value Opportunities Fund Holdings, L.P.	Common Stock	9/24/2012	103,950	0.8457
Oaktree Value Opportunities Fund Holdings, L.P.	Common Stock	9/25/2012	21,505	0.89†
Oaktree Value Opportunities Fund Holdings, L.P.	Common Stock	9/26/2012	66,825	0.77
Oaktree Value Opportunities Fund Holdings, L.P.	Common Stock	9/26/2012	43,065	0.7734
Oaktree Value Opportunities Fund Holdings, L.P.	Common Stock	9/27/2012	29,700	0.8018
Oaktree Value Opportunities Fund Holdings, L.P.	Common Stock	9/27/2012	51,975	0.7844

Oaktree Opportunities Fund VIIIb Delaware, L.P.	Convertible Notes	8/28/2012	667,000	760
Oaktree Opportunities Fund VIIIb Delaware, L.P.	Convertible Notes	8/29/2012	2,483,000	740
Oaktree Opportunities Fund VIIIb Delaware, L.P.	Convertible Notes	8/30/2012	6,000,000	720
Oaktree Opportunities Fund VIIIb Delaware, L.P.	Convertible Notes	9/5/2012	3,706,000	753
Oaktree Opportunities Fund VIIIb Delaware, L.P.	Convertible Notes	9/19/2012	4,200,000	743
Oaktree Opportunities Fund VIIIb Delaware, L.P.	Convertible Notes	9/20/2012	2,400,000	743

Oaktree Value Opportunities Fund Holdings, L.P.	Convertible Notes	8/28/2012	333,000	760
Oaktree Value Opportunities Fund Holdings, L.P.	Convertible Notes	8/29/2012	1,242,000	740
Oaktree Value Opportunities Fund Holdings, L.P.	Convertible Notes	8/30/2012	3,000,000	720
Oaktree Value Opportunities Fund Holdings, L.P.	Convertible Notes	9/5/2012	1,826,000	753
Oaktree Value Opportunities Fund Holdings, L.P.	Convertible Notes	9/19/2012	800,000	743
Oaktree Value Opportunities Fund Holdings, L.P.	Convertible Notes	9/20/2012	1,028,000	743

Purchaser	Security	Date	Units	Purchase Price per Unit
Oaktree Opportunities Fund VIIIb Delaware, L.P.	Warrants	9/21/2012	92,079	*
Oaktree Opportunities Fund VIIIb Delaware, L.P.	Warrants	9/24/2012	47,957	*
Oaktree Opportunities Fund VIIIb Delaware, L.P.	Warrants	9/25/2012	53,712	*
Oaktree Opportunities Fund VIIIb Delaware, L.P.	Warrants	9/25/2012	95,915	*
Oaktree Opportunities Fund VIIIb Delaware, L.P.	Warrants	9/25/2012	76,732	*
Oaktree Opportunities Fund VIIIb Delaware, L.P.	Warrants	9/27/2012	76,732	*
Oaktree Opportunities Fund VIIIb Delaware, L.P.	Warrants	9/27/2012	47,958	*

Oaktree Value Opportunities Fund Holdings, L.P.	Warrants	9/21/2012	38,901	*
Oaktree Value Opportunities Fund Holdings, L.P.	Warrants	9/24/2012	20,261	*
Oaktree Value Opportunities Fund Holdings, L.P.	Warrants	9/25/2012	22,692	*
Oaktree Value Opportunities Fund Holdings, L.P.	Warrants	9/25/2012	40,522	*
Oaktree Value Opportunities Fund Holdings, L.P.	Warrants	9/25/2012	32,418	*
Oaktree Value Opportunities Fund Holdings, L.P.	Warrants	9/27/2012	32,418	*
Oaktree Value Opportunities Fund Holdings, L.P.	Warrants	9/27/2012	20,261	*

OCM PE Holdings, L.P.	Common Stock	11/15/2012	38,446,588	**
OCM PE Holdings, L.P.	Convertible Notes	11/15/2012	27,685,000	***
OCM PE Holdings, L.P.	Warrants	11/15/2012	698,555	**

†
These shares of Common Stock were acquired in conjunction with the Issuer’s bank debt for a single price; the purchase price per share reflects the portion of such price that may be ascribed to these shares using the trading price of the Issuer’s Common Stock on such date.

*
Acquisition in connection with the purchase of the Issuer’s indebtedness under the Credit Agreement, to which indebtedness Warrants attach pursuant to the terms of the Credit Agreement.  Reflects only the vested number of Units.

**	Acquisition pursuant to the Investment Agreement and the Contribution Agreement.
***	Disposition pursuant to the Investment Agreement.